Company Contact:	Investor Contact:
Sal Quadrino, CFO	Joseph M. Zappulla
Helios & Matheson North America Inc.	Grannus Financial Advisors, Inc.
732-499-8228	212-681-4100
squadrino@hmna.com	jzappulla@grannusfinancial.com

Helios & Matheson North America Reports Second Quarter Financial Results

NEW YORK, New York, August 8, 2007 – Helios & Matheson North America Inc. (“Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing (“BPO”) services provider to Fortune 1000 Companies and other large organizations, today reported financial results for its second quarter ended June 30, 2007. The Company reported revenue of $4.7 million for the second quarter 2007 compared to $5.9 million in the first quarter of the current year and $6.7 million for the second quarter of the previous year. Revenue for the first six months of 2007 was $10.6 million, a decrease of $2.0 million or 16 percent compared to the same period in 2006. The Company reported a net loss for the second quarter of $(568,000) or $(0.24) per basic share compared to net earnings of $211,000 or $0.09 per diluted share for the first quarter of 2007 and net earnings of $682,000 or $0.28 per diluted share for the second quarter in 2006. During the first six months of 2007, the Company incurred a net loss of $(356,000) or $(0.15) per basic share compared to net earnings of $543,000 or $0.23 per diluted share for the same period of the previous year, which included $881,000 of net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solutions Corporation.

(In 000s except per share amounts)	Three Months Ended			Six Months Ended
	6-30-07	6-30-06¹	3-31-07	6-30-07	6-30-06¹
Revenue	$4,733	$6,738	$5,876	$10,610	$12,648
Gross Profit	$1,159	$1,813	$1,971	$3,130	$3,425
Income/(loss) from operations	$(597)	$683	$159	$(437)	$543
Net Income/(loss)	$(568)	$682	$211	$(356)	$543
EPS per basic share	$(0.24)	$0.29	$0.09	$(0.15)	$0.23
EPS per diluted share	$(0.24)	$0.28	$0.09	$(0.15)	$0.23

¹

Includes net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation of $881,000 in the three and six month periods ended June 30, 2006 respectively.

The Company’s gross margin was 24.5 percent in the second quarter of 2007 compared to 33.5 percent in the first quarter of 2007 and 26.9 percent during the second quarter of 2006. The decrease in gross margin in the second quarter from the prior quarter was due to the completion of higher margin projects and lower utilization of billable professionals. For the six month period ended June 30, 2007 gross margin increased to 29.5 percent from 27.1 percent for the same period in the previous year. Selling, general and administrative costs (“SG&A”) were $1.7 million in the second quarter, a decrease of $60,000 or 3 percent from the prior quarter and compares to $2.0 million (excluding the $881,000 proceeds received by the Company in connection with the release of claims relating to the terminated Vanguard transaction) in the second quarter of 2006. SG&A for the first six months of 2007 was $3.5 million, a decrease of $212,000 or 6 percent when compared to the comparable prior year period costs of $3.7 million (excluding the $881,000 proceeds received).

“In the second quarter, we continued to experience a decline in consulting revenue that began in the first quarter. We also completed a high margin fixed price project in the first quarter that has yet to be replaced. This, coupled with a larger mix of lower margin time and material engagements, contributed to lower revenue and gross margin,” commented Shmuel BenTov, Helios & Matheson’s president and CEO. “As we work our way through the sales cycle process to replace projects that have been completed, we are also working diligently to expand our revenue base by capitalizing on our on-shore/off-shore value proposition.”

Helios & Matheson has scheduled a conference call to present its second quarter financial results today, Wednesday, August 8, 2007, at 4:15 pm (EDT). Interested parties may access the conference call by dialing 800-926-5093 and providing the following reservation number: 21345675. The live conference call and a replay of the conference call in its entirety will be available via the Internet through MarketWire at http://www.visualwebcaster.com/event.asp?id=41588. A copy of this press release is also available at the Company’s website at http://www.easyir.com/easyir/prss.do?easyirid=F1550FDE4659A723.

About Helios & Matheson North America

Helios & Matheson has built a reputation for cutting-edge IT and BPO solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions, which include staffing, projects and outsourcing. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to Helios & Matheson North America’s plans, beliefs and intentions, are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2007.

* * * * * Financial Statements Follow * * * * *

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$10,609,764	$12,648,493	$4,733,370	$6,737,842
Cost of revenues	7,480,251	9,223,831	3,574,608	4,925,055
Gross profit	3,129,513	3,424,662	1,158,762	1,812,787
Operating expenses:
Selling, general & administrative	3,472,664	2,804,240	1,706,205	1,088,695
Depreciation & amortization	94,157	77,482	49,246	40,798
	3,566,821	2,881,722	1,755,451	1,129,493
(Loss)/Income from operations	(437,308)	542,940	(596,689)	683,294
Other income(expense):
Interest income-net	92,911	17,060	37,992	11,276
	92,911	17,060	37,992	11,276
(Loss)/Income before income taxes	(344,397)	560,000	(558,697)	694,570
Provision for income taxes	11,832	17,500	9,000	12,800

Net (loss)/income	(356,229)	542,500	(567,697)	681,770
Other comprehensive income/(loss) - foreign currency adjustment	5,227	(4,486)	6,214	(2,321)
Comprehensive (loss)/income	$(351,002)	$538,014	$(561,483)	$679,449

Net (loss)/income per share
Basic	$(0.15)	$0.23	$(0.24)	$0.29
Diluted	$(0.15)	$0.23	$(0.24)	$0.28

HELIOS & MATHESON NORTH AMERICA INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,363,789	$3,849,056
Accounts receivable- less allowance for doubtful accounts of $215,103 at June 30, 2007, and $225,741 at December 31, 2006	3,388,705	3,676,869
Unbilled receivables	92,388	316,156
Prepaid expenses and other current assets	209,461	159,398
Total current assets	7,054,343	8,001,479
Property and equipment, net	416,708	457,223
Goodwill	1,140,964	1,140,964
Deposits and other assets	141,002	189,620
Total assets	$8,753,017	$9,789,286

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,785,960	$2,294,929
Deferred revenue	37,260	285,227
Total current liabilities	1,823,220	2,580,156

Shareholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of June 30, 2007, and December 31, 2006.	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 2,388,795 issued and outstanding as of June 30, 2007; 2,382,801 issued and outstanding as of December 31, 2006.	23,888	23,828
Paid-in capital	34,679,260	34,607,651
Accumulated other comprehensive income - foreign currency translation	9,176	3,949
Accumulated deficit	(27,782,527)	(27,426,298)
Total shareholders’ equity	6,929,797	7,209,130
Total liabilities and shareholders’ equity	$8,753,017	$9,789,286